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                                                                   EXHIBIT 3.1.9

                    CERTIFICATE OF AMENDMENT AND RESTATEMENT
                         OF CERTIFICATE OF INCORPORATION
                                       OF
                          DYNAMICWEB ENTERPRISES, INC.

         Pursuant to the provisions of N.J.S.A. 14A:9-5(5), the undersigned corporation, for the purpose of amending and restating its Certificate of Incorporation, hereby executes this Certificate:

         1. The name of the corporation is DynamicWeb Enterprises, Inc. (the "Corporation").

         2. The Amended and Restated Certificate of Incorporation of the Corporation (the "Amended and Restated Certificate"), as adopted by the Board of Directors and shareholders of the Corporation, is attached hereto in full as Exhibit "A."

         3. The Amended and Restated Certificate was approved and adopted, pursuant to the provisions of N.J.S.A. 14A:9-5(3), by the Corporation's shareholders, at a meeting duly called and held on June 12, 1997.

         4. There were 7,667,270 shares of the common stock, $.0001 par value (the "Common Stock"), of the Corporation entitled to vote on the approval and adoption of the Amended and Restated Certificate, of which 4,937,189 shares were voted for approval of the Amended and Restated Certificate and no shares were voted against such approval.

         5. The Amended and Restated Certificate provides for a reverse stock split (the "Reverse Split"), pursuant to which each share of Common Stock outstanding on the effective date (the "Effective Date") of the Amended and Restated Certificate will be converted into 0.2608491 of one share (the "New Common Stock"). No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive cash in an amount equal to the fraction multiplied by the average of the mean between the high and low bid quotation per share for the Common Stock for the ten trading days immediately preceding the Effective Date. As soon as practicable after the Effective Date, the shareholders of the Corporation will be notified and requested to surrender their certificates representing shares of Common Stock to the Corporation's transfer agent so that certificates representing the appropriate number of shares of New Common Stock, together with a cash payment in lieu of any fractional share, may be issued in exchange therefor.



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         6. The Effective Date shall be January 9, 1998 at 12:01 A.M.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by a duly authorized officer as of the 5th day of January, 1998.

                                              DYNAMICWEB ENTERPRISES, INC.

                                              BY /s/ Steve L. Vanechanos, Jr.
                                                -------------------------------
                                                Steve L. Vanechanos, Jr.,
                                                Chairman


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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          DYNAMICWEB ENTERPRISES, INC.


         Pursuant to the provision of N.J.S.A. 14A:9-5, the undersigned corporation, for the purpose of amending and restating its Certificate of Incorporation, hereby certifies as follows:

         FIRST.  The name of the Corporation is DynamicWeb
Enterprises, Inc.

         SECOND. The location and post office address of the Corporation's registered office in this state is 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey 07004 and its registered agent at such address is Steve Vanechanos, Jr.

         THIRD. The purpose of the Corporation is and it shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under provisions of the New Jersey Business Corporation Act.

         FOURTH. The term of the Corporation's existence is perpetual.

         FIFTH. Each share of common stock, par value $.0001 per share, of the Company (the "Common Stock") issued and outstanding immediately prior to the effective date of this Amended and Restated Certificate of Incorporation (the "Effective Date") shall be and hereby is, on and as of the Effective Date, automatically changed without further action into 0.2608491 of a fully paid and nonassessable share of Common Stock; provided, however, that no fractional shares shall be issued pursuant to such change. The Corporation will pay cash to shareholders who would otherwise be entitled to a fractional share as a result of this change. Such cash payments will be equal to the fractional interest times the mean between the closing bid and asked prices for the Common Stock as quoted by the NASD Electronic Bulletin Board for the ten trading days preceding the Effective Date. On and after the Effective Date, the aggregate number of shares of capital stock which the Corporation shall have authority to issue is 55,000,000 shares, divided into two classes consisting of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, having such par value as the board of directors shall fix and determine, as provided in Article SIXTH below ("Preferred Stock").

         SIXTH. The Preferred Stock may be issued from time to time as a class without series or, if so determined by the board of directors of the Corporation, either in whole or in part, in one or more series. There is hereby expressly granted to and vested


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in the board of directors of the Corporation authority to fix and determine
(except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the New Jersey Business Corporation Act. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the board of directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.

         SEVENTH. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation. No shareholder shall be entitled to cumulate any votes for the election of directors.

         EIGHTH. The management, control and government of the Corporation shall be vested in a board of directors consisting of not less than five (5) nor more than twenty-five (25) members in number, as fixed by the board of directors of the Corporation from time to time. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each Class shall be as nearly equal in number as possible. If the number of Class I, Class II or Class III directors is fixed for any term of office, it shall not be increased during that term, except by a majority vote of the board of directors. The term of office of the initial Class I directors shall expire at the annual election of directors by the shareholders of the Corporation in 1998; the term of office of the initial Class II directors shall expire at the annual election of directors by the shareholders of the Corporation in 1999; and the term of office of the initial Class III directors shall expire at the annual election of directors by the shareholders of the Corporation in 2000. After the initial term of each Class, the term of office of each Class shall be three (3) years, so that the term of


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office of one class of directors shall expire each year when their respective successors have been duly elected by the shareholders and qualified. At each annual election by the shareholders of the Corporation, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. Unless waived by the board of directors of the Corporation, in order to qualify for election as a director of the Corporation, a person must have been a shareholder of record of the Corporation for a period of time equal to the lesser of (i) three (3) years, or (ii) the time elapsed since March 26, 1996. Shareholders of another corporation that merges or consolidates with the Corporation, is acquired by, or acquires the Corporation, or enters into any similar transaction with the Corporation shall qualify for election as a director of the Corporation if such shareholder was a shareholder of record of the other corporation for a period of time equal to the lesser of (i) three (3) years, or (ii) the time elapsed since March 26, 1996. If, for any reason, a vacancy occurs on the board of directors of the Corporation, a majority of the remaining directors shall have the exclusive power to fill the vacancy by electing a director to hold office for the unexpired term in respect of which the vacancy occurred. No director of the Corporation shall be removed for cause from office, as a director, by the vote of shareholders, unless the votes of shareholders cast in favor of the resolution for the removal of such director constitute at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors.

         NINTH. The number of directors constituting the current Board of Directors is six, and the class, names and addresses of the persons serving as directors are:

                  CLASS I

                  F. Patrick Ahearn, Jr.
                  107 Maple Street
                  Rutherford, NJ  07070

                  Denis Clark
                  8417 Greenside Drive
                  Dublin, OH  43017

                  Frank DiPalma
                  179 Clairmont Road
                  Ridgewood, NJ  07450

                  CLASS II

                  Robert Droste
                  24 Summit Road
                  Clifton, NJ  07012



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                  Steve Vanechanos, Sr.
                  96 Union Avenue
                  Rutherford, NJ  07070

                  CLASS III

                  Kenneth R. Konikowski
                  36 Pinebrook Road
                  Towaco, NJ  07082

                  Steve L. Vanechanos, Jr.
                  92 Clarken Drive
                  West Orange, NJ  07052

         TENTH. No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option, warrant or right to acquire capital stock, or any securities having conversion or option rights without first offering such shares, rights or securities to any holder of any class of capital stock of the Corporation.

         ELEVENTH. Except as set forth below, the affirmative vote of shareholders entitled to cast at least 80 percent (80%) of the votes which all shareholders of the Corporation are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast by the outstanding shares of such class (or such greater amount as required by the provisions of this Certificate of Incorporation establishing such class) shall be required to approve any of the following:

                  (a) any merger or consolidation of the Corporation with or into any other corporation;

                  (b) any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of capital stock of the Corporation pursuant to a vote of shareholders;

                  (c) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Corporation to any other corporation, person or entity; or

                  (d) any transaction similar to, or having similar effect as, any of the foregoing transactions.

An affirmative vote as provided in the foregoing provisions shall be, to the extent permitted by law, in lieu of the vote of the shareholders otherwise required by law.



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         The board of directors of the Corporation shall have the power and duty to determine, for purposes of this Article ELEVENTH, on the basis of information known to the board, if any transaction is similar to, or has an effect similar to, any of the transactions identified above in this Article ELEVENTH. Any such determination shall be conclusive and binding for all purposes of this Article ELEVENTH.

         The Corporation may voluntarily completely liquidate and/or dissolve only in accordance with all applicable laws and only if the proposed liquidation and/or dissolution is approved by the affirmative vote of shareholders entitled to cast at least 80 percent (80%) of the votes which all shareholders are entitled to cast.

         The provisions of this Article ELEVENTH shall not apply to any transaction which is approved in advance by 66-2/3 percent (66-2/3%) of the members of the board of directors of the Corporation, at a meeting duly called and held.

         TWELFTH. Subsection 1. No Person or Group Acting in Concert shall Acquire Voting Control of the Corporation, at any time, except in accordance with the provisions of Article ELEVENTH. The terms "Acquire," "Voting Control," "Group Acting in Concert," and "Person" as used in this Article TWELFTH are defined in subsection 4 hereof.

                  Subsection 2. If Voting Control of the Corporation is acquired, in violation of this Article TWELFTH, all shares with respect to which any Person or Group Acting in Concert has acquired Voting Control in excess of the number of shares the beneficial ownership of which is deemed under subsection 4 hereof to confer Voting Control of the Corporation (as determined without regard to this Subsection 2) shall be considered from and after the date of acquisition by such Person or Group Acting in Concert to be "excess shares" for purposes of this Article TWELFTH. All shares deemed to be excess shares shall thereafter no longer be entitled to vote on any matter or to take other shareholder action. If, after giving effect to the first two sentences of this Subsection 2, any Person or Group Acting in Concert still shall be deemed to be in Voting Control of the Corporation based on the number of votes then entitled to be cast (rather than the number of issued and outstanding shares of common stock of the Corporation), then shares held in excess of the number of shares deemed to confer Voting Control upon such Person or Group Acting in Concert also shall not be entitled to vote on any matter or take any other shareholder action, but this subsequent reduction in voting rights shall be effected only once. The provisions of this Subsection 2 deeming shares to be excess shares shall only apply for so long as such shares shall be beneficially owned by such Person or Group Acting in Concert who has acquired Voting Control. Notwithstanding the foregoing, shares held in excess of the number of shares the beneficial ownership of which would otherwise be deemed under Subsection 4


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to confer Voting Control of the Corporation shall not be deemed to be excess shares if such shares (i) are held by a Tax- Qualified Employee Stock Benefit Plan or (ii) were held by a shareholder of record on the effective date of this Amended and Restated Certificate of Incorporation and continue to be held by such shareholder.

                  Subsection 3. The provisions of this Article TWELFTH shall be of no further force and effect after the consummation of a transaction in which another Person Acquires shares of capital stock of the Corporation entitled to cast 80% or more of the votes which all shareholders are entitled to cast (as determined without regard to the application of this Article TWELFTH) and such transaction was approved in advance by the board of directors of the Corporation.

                  Subsection 4.  For purposes of this Article TWELFTH:

                           A. The term "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

                           B. "Voting Control" means the sole or shared power to vote or to direct the voting of, or to dispose or to direct the disposition of, more than ten percent (10%) of the issued and outstanding common stock of the Corporation; provided that (i) the solicitation, holding and voting of proxies obtained by the board of directors of the Corporation pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall not constitute Voting Control, (ii) a Tax-Qualified Employee Stock Benefit Plan which holds more than 10 percent (10%) of the voting shares of the Corporation shall not be deemed to have Voting Control of the Corporation, and (iii) any trustee, member of any administrative committee or employee beneficiary of a Tax-Qualified Employee Stock Benefit Plan shall not be deemed to have Voting Control of the Corporation either (A) as a result of their control of a Tax-Qualified Employee Stock Benefit Plan, and/or their beneficial interest in voting shares held by a Tax-Qualified Employee Stock Benefit Plan, or (B) as a result of the aggregation of both their beneficial interest in voting shares held by a Tax-Qualified Employee Stock Benefit Plan and voting shares held by such trustee, administrative committee member or employee beneficiary independent of a Tax-Qualified Employee Stock Benefit Plan.

                           C. "Group Acting in Concert" includes Persons seeking to combine or pool their voting or other interests in the voting shares for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise, provided, that a "Group Acting in Concert" shall not include
         (i) the members


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         of the board of directors of the Corporation solely as a result of their board membership, (ii) the members of the board of directors of the Corporation as a result of their solicitation, holding and voting of proxies obtained by them pursuant to a solicitation subject to rules and regulations promulgated under the Exchange Act or any successor statute (iii) any member or all the members of the board of directors of the Corporation, or (iv) any Tax-Qualified Employee Stock Benefit Plan and the trustees, administrative committee members and employee beneficiaries thereof.

                           D. The term "Person" includes an individual, a Group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Corporation.

                           E. The term "Tax-Qualified Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Corporation or any subsidiary, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, that, with its related trust, meets the requirements to be "qualified" under
         Section 401 of the Internal Revenue Code of 1986, as amended.

                  Subsection 5. This Article TWELFTH shall not apply to the purchase of securities of the Corporation by underwriters in connection with a public offering of such securities by the Corporation or by a holder of shares of capital stock of the Corporation with written consent of the board of directors of the Corporation; provided, however, that purchasers of securities of the Corporation from any underwriter shall be subject to the provisions of this Article TWELFTH.

         The board of directors of the Corporation shall have the power and duty to determine, for purposes of this Article TWELFTH, on the basis of information known to the board, if and when such other Person has acquired Voting Control of the Corporation, and/or if any transaction is similar to, or has a similar effect as, any of the transactions identified in this Article TWELFTH. Any such determination shall be conclusive and binding for all purposes of this Article TWELFTH.

         THIRTEENTH. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders of the Corporation to consent in writing to action without a meeting is specifically denied. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast


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shall constitute a quorum of shareholders at any annual or special meeting of shareholders of the Corporation.

         FOURTEENTH. The authority to make, amend, alter, change or repeal the By-Laws of the Corporation is hereby expressly and solely granted to and vested in the board of directors of the Corporation, subject always to the power of the shareholders to change such action by the affirmative vote of shareholders of the Corporation entitled to cast at least 66-2/3 percent (66-2/3%) of the votes which all shareholders are entitled to cast.

         FIFTEENTH. The Corporation shall indemnify every corporate agent as defined in, and to the fullest extent permitted by, Section 14A:3-5 of the New Jersey Business Corporation Act, and to the fullest extent otherwise permitted by law.

         SIXTEENTH. To the fullest extent from time to time permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or to any of its shareholders, except for liabilities arising from any breach of duty based upon an act or omission (i) in breach of such director's or officer's duty of loyalty to the Corporation, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such director or officer of an improper personal benefit. Neither the amendment or repeal of this Article SIXTEENTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article SIXTEENTH, shall eliminate or reduce the protection afforded by this Article SIXTEENTH to a director or officer of the Corporation in respect to any matter which occurred, or any cause of action, suit or claim which but for this Article SIXTEENTH would have accrued or arisen, prior to such amendment, repeal or adoption.

         SEVENTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders and directors herein are hereby granted subject to this reservation; provided, however, that the provisions set forth in Articles SEVENTH, EIGHTH, and ELEVENTH through SEVENTEENTH, inclusive, of this Amended and Restated Certificate of Incorporation may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by either (a) the affirmative vote of shareholders of the Corporation entitled to cast at least 80 percent (80%) of the votes which all shareholders of the Corporation are then entitled to cast or (b) the affirmative vote of 80 percent (80%) of the members of the board of directors of the Corporation and the affirmative vote of shareholders of the Corporation entitled to cast at least a majority of the votes which all shareholders of the Corporation are then entitled to cast.



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         IN TESTIMONY WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be executed by a duly authorized officer as of the 12th day of November, 1997.


                                            DYNAMICWEB ENTERPRISES, INC.

                                            By /s/ Steve Vanechanos, Jr.
                                              ---------------------------------
                                                Steve Vanechanos, Jr.,
                                                Chairman and Chief Executive
                                                Officer


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